Exhibit 99.1

NEWS RELEASE

Lumen Technologies Announces Issuances of Notices to Redeem Qwest Corporation Notes

DENVER, Oct. 13, 2020 – Lumen Technologies (NYSE: LUMN) announced today that Qwest Corporation, its indirect, wholly-owned subsidiary (“Qwest”), issued notices to redeem the remaining $160 million outstanding aggregate principal amount of its 6.625% Notes due 2055 (the “Qwest Notes”) on Oct. 9, 2020.

Pursuant to these notices, on Oct. 26, 2020, the remaining $160 million outstanding principal amount of the Qwest Notes will be redeemed at par plus accrued and unpaid interest to, but excluding, the redemption date. Additional information regarding the redemption of the Qwest Notes is available from U.S. Bank National Association.

This press release does not constitute a notice of redemption with respect to the Qwest Notes.

About Lumen Technologies

Lumen is guided by our belief that humanity is at its best when technology advances the way we live and work. With approximately 450,000 route fiber miles and serving customers in more than 60 countries, we deliver the fastest, most secure platform for applications and data to help businesses, government and communities deliver amazing experiences.

Learn more about Lumen’s network, edge cloud, security, communication and collaboration solutions and our purpose to further human progress through technology at news.lumen.com, LinkedIn: /lumentechnologies, Twitter: @lumentechco, Facebook: /lumentechnologies, Instagram: @lumentechnologies and YouTube: /lumentechnologies. Lumen and Lumen Technologies are registered trademarks of Lumen Technologies LLC in the United States. Lumen Technologies LLC is a wholly-owned affiliate of CenturyLink Inc.

* The Lumen brand was launched on Sept. 14, 2020. As a result, CenturyLink Inc. is referred to as Lumen Technologies, or simply Lumen. The legal name CenturyLink Inc. is expected to be formally changed to Lumen Technologies, Inc. upon the completion of all applicable requirements.

Forward-Looking Statements

Except for historical and factual information, the matters set forth in this release and other of our oral or written statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” and similar expressions are forward-looking statements. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. Actual events and results may differ materially from those anticipated, estimated, projected or implied by us in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: changes in Qwest’s cash requirements or financial position; unanticipated delays in redeeming our outstanding debt securities as described above; changes in general market, economic, tax, regulatory or industry conditions; corporate developments that could preclude, impair or delay the above-described transactions due to restrictions under the federal securities laws; and other risks referenced from time to time in Lumen Technologies or Qwest’s filings with the Securities and Exchange Commission (“SEC”). You should be aware that new factors may emerge from time to time and it is not possible for Lumen Technologies or Qwest to identify all such factors, nor can Lumen Technologies or Qwest predict the impact of each such factor on its plans, or the extent to which any one or more factors may cause actual results to differ from those reflected in any of their forward-looking statements. For all the reasons set forth above and in our SEC filings, you are cautioned not to unduly rely upon our forward-looking statements, which speak only as of the date made. We undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about our intentions contained in any of our forward-looking statements reflects our intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic and market conditions, and our assumptions as of such date. We may change our intentions, strategies or plans (including our plans expressed herein) without notice at any time and for any reason.

Media Contact:	Investor Contact:
Jeremy Jones	Mark Stoutenberg
Jeremy.Jones@lumen.com	Mark.Stoutenberg@lumen.com
+1 720-567-7044	+1 720-888-1662

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